Exhibit 99.1

Mandiant Reports Financial Results for Third Quarter 2021

•Revenue from continuing operations increased 22 percent from the third quarter of 2020
•Annualized recurring revenue for continuing operations increased 26 percent from the end of the third quarter of 2020 to $264 million1
•Repurchased $32 million in common stock in the third quarter under Board-approved stock repurchase plan
MILPITAS, Calif. – Nov. 4, 2021 – Mandiant, Inc. (NASDAQ: MNDT), the leader in dynamic cyber defense and response, today announced financial results for the third quarter ended September 30, 2021.
“In Q3, we delivered record third quarter billings and annualized recurring revenue for both the Mandiant Solutions and FireEye Products businesses,” said Kevin Mandia, Mandiant Chief Executive Officer.
“A highlight for the quarter was the continued strong demand for Mandiant Solutions. With the divestiture of the FireEye Products business having closed in early October, we look forward to concentrating our efforts on accelerating Mandiant’s growth," added Mandia.
On October 8, 2021, Mandiant completed the sale of the FireEye Products business to McAfee Enterprise, which is backed by a consortium led by Symphony Technology Group. Accordingly, financial results for the FireEye Products business in the third quarter were classified as discontinued operations in the condensed consolidated statements of operations and excluded from continuing operations. Results of discontinued operations include all revenue and expenses directly attributable to the FireEye Products business, and exclude expenses for shared resources and general corporate overhead that remain in continuing operations for Mandiant.

Third Quarter 2021 Financial Highlights for Continuing Operations
•Revenue of $122 million, an increase of 22 percent from the third quarter of 2020
•Annualized recurring revenue of $264 million, an increase of 26 percent from the end of the third quarter of 20201
•Deferred revenue of $315 million, an increase of 29 percent from the end of the third quarter of 2020
•GAAP operating margin of negative 71 percent, compared to GAAP operating margin of negative 69 percent in the third quarter of 2020
•Non-GAAP operating margin of negative 27 percent, compared to non-GAAP operating margin of negative 28 percent in the third quarter of 20202
•GAAP net loss per basic share attributable to common stockholders of 45 cents, compared to GAAP net loss per basic share attributable to common stockholders of 36 cents in the third quarter of 2020
•Non-GAAP net loss per basic share attributable to common stockholders of 15 cents, compared to non-GAAP net loss per basic share attributable to common stockholders of 13 cents in the third quarter of 20202
•GAAP and non-GAAP operating margin and net loss per basic share included approximately $15 million in costs from shared resources to support the FireEye Products business and an estimated $3 million in corporate overhead and shared program expenses that would have been allocated to the FireEye Products business under separate reporting for the combined company3

Third Quarter 2021 Financial Highlights for Combined Continuing and Discontinued Operations
•Revenue of $255 million, an increase of 7 percent from the third quarter of 2020
•GAAP operating margin of negative 21 percent, compared to GAAP operating margin of negative 11 percent in the third quarter of 2020
•Non-GAAP operating margin of 8 percent, compared to non-GAAP operating margin of 12 percent in the third quarter of 20202
•GAAP net loss per basic share attributable to common stockholders of 31 cents, compared to GAAP net loss per basic share attributable to common stockholders of 17 cents in the third quarter of 2020
•Non-GAAP net income per basic share attributable to common stockholders of $0.06, compared to non-GAAP net income per basic share attributable to common stockholders of $0.11 in the third quarter of 20202

1 Annualized recurring revenue is defined as the annualized run-rate of active term licenses, subscriptions, and support contracts at the end of a reporting period.
2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

3 Costs for shared resources incurred prior to the completion of the divestiture of the FireEye Products business on October 8, 2021 are included in the GAAP and non-GAAP operating expenses of continuing operations. The majority of operating costs to support the FireEye Products business that are incurred following the completion of the divestiture will be reimbursed under a Transition Services Agreement with McAfee Enterprise.
Fourth Quarter Outlook for Continuing Operations
The company provides the guidance below for continuing operations based on current market conditions and expectations. The company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

Q4 2021 Outlook
Revenue	$129 - $133 million
Non-GAAP gross margin	61% - 62%
Non-GAAP operating margin	(20)% - (22)%
Net interest expense	~ $2.5 million
Provision for non-GAAP income taxes	~ $1 million
Weighted average basic shares outstanding	~ 240 million
Non-GAAP net loss per share from continuing operations attributable to common stockholders, basic and diluted	$(0.12) - $(0.13)
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, transformation and transition expense, other special non-recurring items, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense in the fourth quarter of 2021 will have a significant impact on the company’s GAAP operating margin and net loss per share attributable to common stockholders. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the most directly comparable GAAP financial measures for future periods is not available without unreasonable effort.
Share Buyback Update
Mandiant repurchased approximately $32 million in Mandiant common stock during the third quarter of 2021 under the Board-approved stock repurchase plan announced in June 2021. Through September 30, 2021, the company has repurchased approximately $100 million in Mandiant common stock. There remains authorization of an additional $400 million of Mandiant common stock under the $500 million common stock repurchase program.
CFO Future Retirement
The company also today announced that Frank Verdecanna, Mandiant’s Executive Vice President, Chief Financial Officer, and Chief Accounting Officer, notified the company of his intention to retire in 2022, effective after Mandiant has hired his replacement to ensure a smooth and orderly transition of responsibilities.
“On behalf of the Board of Directors and the entire Mandiant organization I want to thank Frank for his leadership and many contributions,” said Mandia. “Frank has been instrumental in scaling our business over the past nine years while leading the company through significant milestones, and I look forward to his continued partnership into next year.”

Fourth Quarter 2021 Conference Participation and Investor Events
In addition, Mandiant today announced conference participation and investor events for the fourth quarter of 2021:

Date	Presentation Time (PDT)	Conference/Event
November 30, 2021	TBD	Credit Suisse Annual Technology Conference, Mandiant Presenters: John Watters, President and COO and Frank Verdecanna, CFO
December 9, 2021	10:00 a.m. - 10:45 a.m.	Mandiant December Threat Briefing for Investors and Financial Analysts
The above presentations will be webcast. Links to live and archived audio webcasts for these events will be available on the Investor Relations section of the company’s website at https://investors.mandiant.com.
Conference Call Information
Mandiant will host a conference call today, November 4, 2021 at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its third quarter financial results and the company’s outlook for the fourth quarter continuing operations. Interested parties may access the conference call by dialing 844-200-6205 (toll free) or 646-904-5544 (toll) and entering passcode 006053. A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.mandiant.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the fourth quarter, including revenue, non-GAAP gross margin, non-GAAP operating margin, net interest expense, provision for non-GAAP income taxes, weighted average basic shares outstanding, and non-GAAP net loss per share from continuing operations attributable to common stockholders in the section entitled “Fourth Quarter Outlook for Continuing Operations” above, as well as statements regarding plans, expectations, opportunities and growth.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Mandiant’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause Mandiant’s results to differ materially from those expressed or implied by such forward-looking statements include the effect of the sale of the FireEye Products business on Mandiant's retained businesses and offerings; retention of existing executive leadership team members; difficulties in improving go forward execution and development of offerings during transitions; the ability of Mandiant to successfully execute strategic plans; the ability of Mandiant to maintain customer and partner relationships; the ability of Mandiant to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Mandiant’s sales pipeline and business strategy; the timing and market acceptance of new offerings and upgrades; the successful development of new offerings and the degree to which these offerings gain market acceptance; whether and when Mandiant further executes on its stock repurchase program; customer demand and adoption of Mandiant’s offerings, solutions and services; real or perceived defects, errors or vulnerabilities in Mandiant's offerings, solutions or services; any delay in the release of Mandiant's new offerings, solutions or services; the impact of the COVID-19 pandemic, including but not limited to the new federal vaccination mandate and other governmental actions, on Mandiant's business, results of operations, liquidity and capital resources and its ability to retain key employees; Mandiant's ability to react to trends and challenges in its business and the markets in which it operates; Mandiant's ability to anticipate market needs or develop new or enhanced products, solutions and services to meet those needs; Mandiant’s ability to hire and retain key executives and employees, including but not limited to a new CFO to replace Mr. Verdecanna; Mandiant’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of Mandiant’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between Mandiant and its acquired companies; the ability of Mandiant and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of Mandiant and its partners to execute their strategies, plans, objectives and expected investments with respect to Mandiant’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mandiant’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2021, which should be read in conjunction with these financial results and is available on the Investor Relations section of Mandiant’s website at investors.mandiant.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Mandiant does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. Mandiant reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures
In this release Mandiant has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP gross margin. Mandiant defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
Non-GAAP operating income (loss) from continuing operations and non-GAAP operating margin from continuing operations. Mandiant defines non-GAAP operating income (loss) from continuing operations as operating income (loss) from continuing operations excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items. Mandiant defines non-GAAP operating margin as non-GAAP operating income (loss) divided by total revenue.
Non-GAAP operating income (loss) from combined continuing and discontinued operations and non-GAAP operating margin from combined continuing and discontinued operations. Mandiant defines non-GAAP operating income (loss) from combined continuing and discontinued operations as operating income (loss) from continuing operations plus operating income from discontinued operations, excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items. Mandiant defines non-GAAP operating margin from combined continuing and discontinued operations as non-GAAP operating income (loss) from continuing operations plus non-GAAP operating income from discontinued operations, divided by revenue from continuing operations plus revenue from discontinued operations.
Non-GAAP net loss from continuing operations attributable to common stockholders. Mandiant defines non-GAAP net loss from continuing operations attributable to common stockholders as net loss from continuing operations excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items.
Non-GAAP net income (loss) attributable to common stockholders. Mandiant defines non-GAAP net income (loss) attributable to common stockholders as net income (loss) from continuing operations plus net income (loss) from discontinued operations, excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, and other special or non-recurring items.
Non-GAAP net income (loss) per basic share from continuing operations attributable to common stockholders. Mandiant defines non-GAAP net loss per basic share from continuing operations attributable to common stockholders as non-GAAP net loss from continuing operations attributable to common stockholders divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.
Non-GAAP net income (loss) per basic share attributable to common stockholders. Mandiant defines non-GAAP net income per basic share attributable to common stockholders as non-GAAP net loss from continuing operations attributable to common stockholders plus non-GAAP net income from discontinued operations, divided by weighted average basic shares outstanding. Weighted average basic shares used to calculate non-GAAP net income per basic share attributable to common stockholders excludes stock options, restricted stock units, performance stock units, shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per basic share attributable to common stockholders in the third quarter of 2021 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, non-cash interest expense related to convertible senior notes issued in June 2015 and the third quarter of 2018, and dividends on Series A convertible preferred stock. Weighted average basic shares outstanding used to calculate non-GAAP net income per basic share attributable to common stockholders excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that were anti-dilutive.
Non-GAAP net income attributable to common stockholders and non-GAAP net income per basic share attributable to common stockholders in the third quarter of 2020 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, restructuring charges, and non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018. Weighted average basic shares outstanding used to calculate non-GAAP net income per basic share attributable to common stockholders excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that were anti-dilutive.
Mandiant considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, transformation and transition expense, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, dividends on Series A convertible preferred stock, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of Mandiant employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that Mandiant excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, and dividends on Series A convertible preferred stock, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. Mandiant compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About Mandiant, Inc.
Since 2004, Mandiant® has been a trusted partner to security-conscious organizations. Effective security is based on the right combination of expertise, intelligence, and adaptive technology, and the Mandiant Advantage SaaS platform scales decades of frontline experience and industry-leading threat intelligence to deliver a range of dynamic cyber defense solutions. Mandiant’s approach helps organizations develop more effective and efficient cyber security programs and instills confidence in their readiness to defend against and respond to cyber threats.
© 2021 Mandiant, Inc. All rights reserved. Mandiant is a registered trademark of Mandiant, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Contacts:
Media Inquiries:
Media.Relations@mandiant.com
Investor Inquiries:
Investor.Relations@mandiant.com
Source: Mandiant

Mandiant, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$384,700	$664,679
Short-term investments	845,637	624,824
Accounts receivable, net	67,553	69,398
Prepaid expenses and other current assets	44,342	39,913
Current assets held for sale	573,486	163,431
Total current assets	1,915,718	1,562,245
Property and equipment, net	60,772	64,336
Operating lease right-of-use assets, net	35,550	36,728
Goodwill	1,060,023	1,050,962
Intangible assets, net	90,715	120,555
Deposits and other long-term assets	18,841	18,084
Long-term assets held for sale	—	392,974
Total Assets	$3,181,619	$3,245,884

Liabilities, Convertible preferred stock and Stockholders' equity
Current Liabilities:
Accounts payable	$13,854	$4,027
Operating lease liabilities, current	13,567	14,556
Accrued and other current liabilities	22,467	19,730
Accrued compensation	67,261	78,842
Convertible senior notes, current, net	445,732	—
Deferred revenue, current	248,140	226,356
Current liabilities held for sale	686,072	410,233
Total current liabilities	1,497,093	753,744
Convertible senior notes, non-current, net	549,733	960,896
Deferred revenue, non-current	66,536	57,897
Operating lease liabilities, non-current	54,571	41,802
Other long-term liabilities	4,672	12,339
Long-term liabilities held for sale	—	285,251
Total liabilities	2,172,605	2,111,929
Commitments and contingencies:
Series A convertible preferred stock	414,738	401,050
Stockholders' equity:
Common stock	24	24
Additional paid-in capital	3,671,356	3,623,243
Treasury stock	(80,000)	(80,000)
Accumulated other comprehensive income	656	3,834
Accumulated deficit	(2,997,760)	(2,814,196)
Total stockholders’ equity	594,276	732,905
Total Liabilities, Convertible preferred stock and Stockholders' equity	$3,181,619	$3,245,884

Mandiant, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Platform, cloud subscription and managed services	$60,249	$48,613	$168,184	$141,966
Professional services	61,721	51,439	182,384	147,470
Total revenue	121,970	100,052	350,568	289,436
Cost of revenue: (1)(2)(3)
Platform, cloud subscription and managed services	28,725	27,431	83,581	79,788
Professional services	36,380	29,660	104,134	85,501
Total cost of revenue	65,105	57,091	187,715	165,289
Total gross profit	56,865	42,961	162,853	124,147
Operating expenses:
Research and development (1)(2)(3)	44,814	31,316	127,649	89,059
Sales and marketing (1)(2)	65,899	55,459	190,130	167,045
General and administrative (1)	32,760	24,485	87,131	79,342
Restructuring charges (5)	—	822	1,927	19,597
Total operating expenses	143,473	112,082	406,837	355,043
Operating loss	(86,608)	(69,121)	(243,984)	(230,896)
Other expense, net (6)	(14,141)	(12,034)	(40,418)	(37,056)
Loss before income taxes from continuing operations before income taxes	(100,749)	(81,155)	(284,402)	(267,952)
Provision for income taxes (7)	498	458	2,441	1,464
Loss from continuing operations	(101,247)	(81,613)	(286,843)	(269,416)
Net income from discontinued operations, net of income taxes	33,025	42,494	103,279	100,716
Net loss	$(68,222)	$(39,119)	$(183,564)	$(168,700)
Dividend on series A convertible preferred stock (8)	(4,613)	—	(13,688)	—
Accretion of series A convertible preferred stock (9)	—	—	(82)	—
Net loss attributable to common stockholders	$(72,835)	$(39,119)	$(197,334)	$(168,700)
Net loss per share attributable to common stockholders, basic and diluted:
Continuing operations	$(0.45)	$(0.36)	$(1.27)	$(1.22)
Discontinued operations	0.14	0.19	0.44	0.46
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.17)	$(0.83)	$(0.76)
Weighted average shares used in computing net loss per share, basic and diluted	237,168	224,807	236,404	221,329

Mandiant, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(286,843)	$(269,416)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	67,190	56,447
Stock-based compensation	111,295	82,102
Non-cash interest expense related to convertible senior notes	34,570	35,480
Deferred income taxes	(106)	91
Other	1,154	1,514
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	2,010	16,928
Prepaid expenses and other assets	6,897	3,691
Accounts payable	8,731	(9,961)
Accrued liabilities	910	(1,456)
Accrued compensation	(11,582)	20,125
Deferred revenue	30,423	(29,617)
Other long-term liabilities	(9,827)	(8,205)
Net cash provided by (used by) used in operating activities - continuing operations	(45,178)	(102,277)
Net cash provided by operating activities - discontinued operations	135,073	125,778
Net cash provided by operating activities	89,895	23,501
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(16,809)	(16,554)
Purchases of short-term investments	(647,949)	(305,180)
Proceeds from maturities of short-term investments	414,952	355,820
Proceeds from sales of short-term investments	2,008	28,208
Business acquisitions, net of cash acquired	(11,970)	(6,284)
Purchase of investment in privately held company	—	(1,000)
Lease deposits	(233)	(222)
Net cash provided by (used in) investing activities - continuing operations	(260,001)	54,788
Net cash used in investing activities - discontinued operations	(15,962)	(12,018)
Net cash used in investing activities	(275,963)	42,770
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	—	(96,392)
Share repurchases	(100,001)	—
Accretion of series A convertible preferred stock	(82)	—
Payment related to shares withheld for taxes	(10,514)	(8,802)
Proceeds from employee stock purchase plan	12,335	12,300
Proceeds from exercise of equity awards	4,351	6,270
Net cash used in financing activities	(93,911)	(86,624)
Net change in cash and cash equivalents	(279,979)	(20,353)
Cash and cash equivalents, beginning of period	664,679	322,828
Cash and cash equivalents, end of period	$384,700	$302,475

Mandiant, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP operating loss	$(86,608)	$(69,121)	$(243,984)	$(230,896)
Stock-based compensation expense (1)	39,122	29,279	111,266	81,788
Amortization of stock-based compensation capitalized in software development costs (3)	547	501	1,540	1,286
Amortization of intangible assets (2)	11,132	10,025	33,241	30,420
Transformation and transition expense (10)	3,179	—	6,369	—
Acquisition related expenses (4)	224	—	224	—
Restructuring charges (5)	—	822	1,927	19,597
Non-GAAP operating income (loss)	$(32,404)	$(28,494)	$(89,417)	$(97,805)
GAAP gross margin	47%	43%	46%	43%
Stock-based compensation expense (1)	8%	8%	8%	7%
Amortization of intangible assets (2)	6%	6%	6%	7%
Non-GAAP gross margin	61%	57%	60%	57%
GAAP operating margin	(71)%	(69)%	(70)%	(80)%
Stock-based compensation expense (1)	32%	29%	32%	28%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	1%	—%	—%
Amortization of intangible assets (2)	9%	10%	9%	11%
Transformation and transition expense (10)	3%	—%	2%	—%
Acquisition related expenses (4)	—%	—%	—%	—%
Restructuring charges (5)	—%	1%	1%	7%
Non-GAAP operating margin	(27)%	(28)%	(26)%	(34)%
GAAP net loss attributable to common stockholders	$(72,835)	$(39,119)	$(197,334)	$(168,700)
Continuing operations:
Stock-based compensation expense (1)	39,122	29,279	111,266	81,788
Amortization of stock-based compensation capitalized in software development costs (3)	547	501	1,540	1,286
Amortization of intangible assets (2)	11,132	10,025	33,241	30,420
Acquisition related expenses (4)	224	—	224	—
Restructuring charges (5)	—	822	1,927	19,597
Non-cash interest expense related to convertible senior notes (6)	11,663	11,113	34,570	35,480
Adjustment to provision (benefit) from income taxes (7)	(342)	—	(142)	(315)
Dividend on series A convertible preferred stock (8)	4,613	—	13,688	—
Accretion of series A convertible preferred stock (9)	—	—	82	—
Transformation and transition expense (10)	3,179	—	6,369	—
Discontinued operations:
Non-GAAP adjustments for discontinued operations (11)	18,515	13,251	54,794	42,485
Non-GAAP net income attributable to common stockholders	$15,818	$25,872	$60,225	$42,041
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.17)	$(0.83)	$(0.76)
Continuing operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Stock-based compensation expense (1)	0.16	0.13	0.47	0.37
Amortization of stock-based compensation capitalized in software development costs (3)	—	—	0.01	0.01
Amortization of intangible assets (2)	0.05	0.04	0.14	0.14
Acquisition related expenses (4)	—	—	—	—
Restructuring charges (5)	—	—	0.01	0.09
Non-cash interest expense related to convertible senior notes (6)	0.05	0.05	0.15	0.16
Adjustment to provision (benefit) from income taxes (7)	—	—	—	—
Dividend on series A convertible preferred stock (8)	0.02	—	0.06	—
Accretion of series A convertible preferred stock (9)	—	—	—	—
Transformation and transition expense (10)	0.01	—	0.03	—
Discontinued operations:
Non-GAAP adjustments for discontinued operations (11)	0.08	0.06	0.23	0.19
Non-GAAP net income per share attributable to common stockholders, basic and diluted	$0.06	$0.11	$0.27	$0.20
Weighted average shares used in per share calculation for Non-GAAP, basic and diluted	237,168	224,807	236,404	221,329

(1) Includes stock-based compensation expense as follows:
Cost of platform, cloud subscription and managed services revenue	$(3,451)	$2,667	$(9,752)	$7,532
Cost of professional services revenue	(6,253)	4,722	(17,574)	12,470
Research and development expense	(9,644)	6,232	(27,387)	16,598
Sales and marketing expense	(10,176)	9,706	(31,605)	26,749
General and administrative expense	(9,598)	5,952	(24,948)	18,439
Total stock-based compensation expense	$(39,122)	$29,279	$(111,266)	$81,788

(2) Includes amortization of intangible assets as follows:
Cost of platform, cloud subscription and managed services revenue	$(7,159)	$6,313	$(21,296)	$19,285
Sales and marketing expense	(3,973)	3,712	(11,944)	11,136
Total amortization of intangible assets	$(11,132)	$10,025	$(33,240)	$30,421

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Research and development expense	(547)	501	(1,540)	1,286
Total amortization of stock-based compensation capitalized in software development costs	$(547)	$501	$(1,540)	$1,286

(4) Includes acquisition related expenses as follows:
General and administrative expense	$224	$—	$224	$—

(5) Includes restructuring charges as follows:
Restructuring charges	$—	$822	$1,927	$19,597

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other income, net	$11,663	$11,113	$34,570	$35,480

(7) Includes income tax effect of non-GAAP adjustments as follows:
Adjustment to provision (benefit) from income taxes	$(342)	$—	$(142)	$(315)

(8) Dividend on series A convertible preferred stock	$4,613	$—	$13,688	$—

(9) Accretion of series A convertible preferred stock	$—	$—	$82	$—

(10) Transformation and transition expense	$3,179	$—	$6,369	$—

(11) Includes non-GAAP adjustments for discontinued operations as follows:
Stock-based compensation expense	$12,479	$11,069	$38,330	$31,491
Amortization of intangibles	—	983	1,221	3,792
Amortization of stock-based compensation capitalized in software development costs	537	533	1,618	1,779
Restructuring charges	—	666	—	5,423
Divestiture related costs	5,499	—	13,625	—
	$18,515	$13,251	$54,794	$42,485

Mandiant, Inc.
SUMMARY OF CONTINUING OPERATIONS, DISCONTINUED OPERATIONS, AND COMBINED OPERATIONS
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2021
	Continuing	Discontinued	Combined

Revenue	$121,970	$132,842	$254,812
Cost of revenue	65,105	28,126	93,231
Total gross profit	56,865	104,716	161,581

Research and development	44,814	31,358	76,172
Sales and marketing	65,899	35,114	101,013
General and administrative	32,760	4,631	37,391
Restructuring charges	—	—	—
GAAP operating income (loss)	(86,608)	33,613	(52,995)
Non-GAAP adjustments	54,204	18,515	72,719
Non-GAAP operating income (loss)	$(32,404)	$52,128	$19,724

Other income and expense, provision for income tax & dividends on series A convertible preferred stock	$(19,252)	$(588)	$(19,840)
Net loss attributable to common stockholders	$(105,860)	$33,025	$(72,835)

GAAP operating margin	(71)%	25%	(20)%
Non-GAAP adjustments related to operating income (loss)	44%	14%	28%
Non-GAAP operating margin	(27)%	39%	8%

Non-GAAP Adjustments:
Stock-based compensation expense	$39,122	$12,479	$51,601
Amortization of intangible assets	11,132	—	11,132
Amortization of stock-based compensation capitalized in software development costs	547	537	1,084
Restructuring charges	—	—	—
Acquisition related cost	224	—	224
Divestiture related costs	—	5,499	5,499
Transformation and transition expense	3,179	—	3,179
Non-GAAP adjustments related to operating income (loss)	$54,204	$18,515	$72,719

Non-cash interest expense related to convertible senior notes	$11,663	$—	$11,663
Dividend on series A convertible preferred stock	4,613	—	4,613
Accretion of series A convertible preferred stock	—	—	—
Non-GAAP adjustments below operating income (loss)	$16,276	$—	$16,276
Total non-GAAP adjustments	$70,480	$18,515	$88,995

GAAP net income (loss) per share attributable to common stockholders, basic	$(0.45)	$0.14	$(0.31)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$(0.15)	$0.21	$0.06
Weighted average shares used in per share calculation for non-GAAP, basic	237,168	237,168	237,168

	Three Months Ended September 30, 2020
	Continuing	Discontinued	Combined

Revenue	$100,052	$138,407	$238,459
Cost of revenue	57,091	29,654	86,745
Total gross profit	42,961	108,753	151,714

Research and development	31,316	27,470	58,786
Sales and marketing	55,459	37,649	93,108
General and administrative	24,485	—	24,485
Restructuring charges	822	666	1,488
GAAP operating income (loss)	(69,121)	42,968	(26,153)
Non-GAAP adjustments	40,627	13,251	53,878
Non-GAAP operating income (loss)	$(28,494)	$56,219	$27,725

Other income and expense, provision for income tax & dividends on series A convertible preferred stock	$(12,492)	$(474)	$(12,966)
Net loss attributable to common stockholders	$(81,613)	$42,494	$(39,119)

GAAP operating margin	(69)%	31%	(11)%
Non-GAAP adjustments related to operating income (loss)	41%	10%	23%
Non-GAAP operating margin	(28)%	41%	12%

Non-GAAP Adjustments:
Stock-based compensation expense	$29,279	$11,069	$40,348
Amortization of intangible assets	10,025	983	11,008
Amortization of stock-based compensation capitalized in software development costs	501	533	1,034
Restructuring charges	822	666	1,488
Acquisition related costs	—	—	—
Divestiture related costs	—	—	—
Transformation and transition expense	—	—	—
Non-GAAP adjustments related to operating income (loss)	$40,627	$13,251	$53,878

Non-cash interest expense related to convertible senior notes	$11,113	$—	$11,113
Dividend on series A convertible preferred stock	—	—	—
Accretion of series A convertible preferred stock	—	—	—
Non-GAAP adjustments below operating income (loss)	$11,113	$—	$11,113

	Three Months Ended September 30, 2020
	Continuing	Discontinued	Combined
Total non-GAAP adjustments	$51,740	$13,251	$64,991

GAAP net income (loss) per share attributable to common stockholders, basic	$(0.36)	$0.19	$(0.17)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$(0.13)	$0.24	$0.11
Weighted average shares used in per share calculation for non-GAAP, basic	224,807	224,807	224,807

Mandiant, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$121,970	$100,052	$350,568	$289,436
Add: deferred revenue, end of period	314,677	243,623	314,677	243,623
Less: deferred revenue, beginning of period	(297,326)	(244,084)	(284,253)	(273,241)
Billings (non-GAAP)	$139,321	$99,591	$380,992	$259,818

Mandiant, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Platform, cloud subscription and managed services billings	$73,624	$46,676	$186,956	$121,044
Professional services billings	65,697	52,915	194,036	138,774
Billings (non-GAAP)	$139,321	$99,591	$380,992	$259,818